Exhibit 1.1

Execution Version
11,000,000 Shares

GOLAR LNG LIMITED

COMMON SHARES (PAR VALUE $1.00)
UNDERWRITING AGREEMENT

December 3, 2020
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
Golar LNG Limited, a Bermuda exempted company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”), 11,000,000 common shares (the “Firm Shares”) in the share capital of the Company, par value $1.00 (the “Common Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,650,000 Common Shares (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Common Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File number 333-237936), including a prospectus, relating to the Shares. The registration statement, at any given time, together with the amendments thereto prior to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), or at such time, as the case may be, is hereinafter referred to as the “Registration Statement,” and the related prospectus, dated April 30, 2020, included in the Registration Statement at the time first filed with the Commission when it became automatically effective covering the securities included in such Registration Statement including the Shares, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement, dated December 2, 2020, specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus, including, without limitation, the Time of Sale Prospectus (as defined below).
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, “Applicable Time” means 8:00 am. (New York City time) on December 3, 2020, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.
The Company hereby confirms its engagement of Clarksons Platou Securities, Inc. as, and Clarksons Platou Securities, Inc.  hereby confirms its agreement with the Company to render services as, the “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Shares. Clarksons Platou Securities, Inc., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”
As used herein, the terms “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be, if any, incorporated by reference therein as of the date of reference to any such “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus.” The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
The entities set forth on Schedule III hereto are direct or indirect subsidiaries of the Company and are referred to herein collectively as the “Significant Subsidiaries.”
The Company and the Significant Subsidiaries are hereinafter referred to collectively as the “Company Entities.” For the avoidance of doubt, Hygo Energy Transition Ltd. (“Hygo”) is not a Company Entity.
1.          Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)         The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, and at all relevant times for purposes of this Agreement and the transactions contemplated hereby the Company is, was and will be a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and to file on Form F-3 and, the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(b)         (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the

Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not and at the Applicable Time, will not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and each Option Closing Date (as each is defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show and the free writing prospectus, if any, when taken together with the preliminary prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of, such broadly available road show and/or free writing prospectus, as applicable, did not and at the Closing Date and each Option Closing Date (as defined in Section 2) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus, at the time filed with the Commission as of the date hereof, as of the Closing Date and as of each Option Closing Date (as defined in Section 2) did not, does not and as then amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any preliminary prospectus, any broadly available road show or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.
(c)          At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares, the Company is not, was not and will not be, and as of the Applicable Time, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of (with the Company’s written consent) or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and broadly available road show, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each free writing prospectus, if any, identified in Schedule II hereto, and broadly available road show, if any, as of its issue date and at all times through the completion of the public offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(d)          Each of the Company Entities has been duly formed or incorporated, is validly existing as a limited liability company or corporation, as applicable, in good standing (where such concept is relevant) under the laws of its respective jurisdiction of formation or incorporation, has the limited liability company or corporate power and authority, as applicable, to own or lease and operate its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus. Each Company Entity is duly qualified to do business as a foreign limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, securityholders’ equity, results of operations, business or properties of the Company Entities taken as a whole (a “Material Adverse Effect”).
(e)          Other than as disclosed or contemplated in the Time of Sale Prospectus and the Prospectus, the Company owns, directly or indirectly, (i) the Significant Subsidiaries, as set forth on Schedule III, and (ii) 50 % of the equity interests in Hygo (the “Joint Venture Entity”), and such equity interests have been duly authorized and validly issued in accordance with the charter, bye-laws, limited liability company agreement or other organizational document of each Significant Subsidiary (the “Subsidiary Organizational Documents”) or Joint Venture Entity (the “Joint Venture Organizational Documents”) and are fully paid (to the extent required under the Subsidiary Organizational Documents or the Joint Venture Organizational Documents) and nonassessable (except as such nonassessability may be affected by applicable law and subject to the provisions of the applicable organizational documents and any applicable shareholders’ agreements); and the Company owns such equity interests free and clear of all liens, perfected security interest or any other security interests, claims or encumbrances other than those (i) described in the Time of Sale Prospectus and the Prospectus or (ii) that do not materially affect the operation of such subsidiaries or Joint Venture Entity, taken as a whole, and do not materially interfere with the operation of such subsidiaries or Joint Venture Entity, taken as a whole, as they have been operated in the past and are proposed to be operated in the future, as described in the Time of Sale Prospectus and the Prospectus.
(f)          Except as listed on Schedule III, none of the Company Entities owns, directly or indirectly, any equity or long-term debt securities of any other corporation, partnership, limited liability company, joint venture, association or other entity that constitutes a significant subsidiary of the Company within the meaning of Regulation S-X. The Significant Subsidiaries listed on Schedule III are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
(g)          As of September 30, 2020, the Company had a capitalization as set forth in the “Cash and Capitalization” section of the Prospectus.
(h)          Except as described in the Time of Sale Prospectus and the Prospectus or as provided in any applicable shareholders’ agreements, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in the Company Entities or (ii) outstanding options or warrants to purchase any securities of the Company Entities. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Shares or other securities of the Company.
(i)          The Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. On the date of this Agreement, all corporate action required to be taken by the Company, for the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement to take place as of or prior to the date of this Agreement, shall have been validly taken.
(j)          This Agreement has been duly authorized, executed and delivered by the Company.
(k)          The Bye-Laws of the Company as amended and adopted on September 20, 2013 and September 24, 2020 have been duly authorized, executed and delivered by the Company and are valid, legally binding and enforceable against the Company in accordance with their terms; provided, however, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions with respect to violations of federal securities laws contained in any of such agreements may be limited by applicable laws and public policy. The Bye-Laws described in this Section 1(k) are herein referred to as the “Company Bye-Laws.”
(l)          No stamp or other issuance or transfer taxes are payable by or on behalf of the Underwriters in connection with (i) the execution, delivery or consummation of this Agreement (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the shares by the Underwriters in the manner contemplated herein.
(m)          Based on its past methods of operation, the Company was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recent taxable year, and based on the Company’s past, current and projected method of operations, it does not reasonably expect to be classified as a PFIC for the current taxable year or any subsequent taxable year.
(n)          It is not necessary under the laws of Bermuda (i) to enable the Underwriters to enforce their rights under this Agreement, to enable any holder of Shares to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in Bermuda, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of Shares of the Company to be qualified or entitled to carry out business in Bermuda.
(o)          This Agreement is in proper form under the laws of Bermuda for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in Bermuda of this Agreement.

(p)          The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act.
(q)          The courts of Bermuda would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.
(r)          Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17(a) not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of Bermuda.
(s)          The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda. The Company has the power to submit, and pursuant to Section 17(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 17(a)), and has the power to designate, appoint and empower, and pursuant to Section 17(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
(t)          Except as disclosed in the Time of Sale Prospectus or the Prospectus, none of (i) the execution, delivery and performance of this Agreement by the Company, or (ii) the consummation of the transactions contemplated hereby (A) constituted, constitutes or will constitute a violation of the Company Bye-Laws, the memorandum of association of the Company or any of the Subsidiary Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company or its subsidiaries or any of their respective properties or assets in a proceeding to which any of them or their respective properties is a party or (D) resulted, results or will result in the creation or imposition of any lien upon any property or assets of any of the Company or its subsidiaries, except for such conflicts, breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D), which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not materially impair the ability of the Company to consummate the transactions provided for in this Agreement or which are disclosed or contemplated in the Time of Sale Prospectus and the Prospectus.
(u)          Except as disclosed in the Time of Sale Prospectus or Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets is required in connection with (i) the offering or sale of the Shares, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms hereof by the Company, or (iii) the consummation of any other transactions contemplated by this Agreement or by the Time of Sale Prospectus or the Prospectus, except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) for such permits, consents, approvals and similar authorizations that have been, or prior to the Closing Date will be, obtained (iii) for such permits, consents, approvals and similar authorizations required for the listing of the Shares on NASDAQ Global Select Market and (iv) for such permits, consents, approvals and similar authorizations that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v)          None of the Company Entities is (i) in violation of its organizational documents, (ii) in violation of any statute, law, rule or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Company Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Company Entities to perform their obligations under this Agreement, except, in the case of clause (iii), such breaches, defaults or violations disclosed or contemplated in the Time of Sale Prospectus and the Prospectus.
(w)          The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
(x)          The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(y)          The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
(z)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.
(aa)         Except as described in the Time of Sale Prospectus and the Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is or may be a party or to which the property of the Company or any of its subsidiaries may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to the Company or any of its subsidiaries or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, reasonably be expected to (A) have a Material Adverse Effect or (B) prevent or result in the suspension of the offering and sale of the Shares.
(bb)         None of the Company Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(cc)         (i) The Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Company to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
(dd)         The Company Entities have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and the Company Entities have paid all material taxes required to be paid by them other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings, and any other assessment, fine, interest, additions to tax or additional amounts or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty as would not reasonably be expected to have a Material Adverse Effect.
(ee)         The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the Nasdaq Stock Market LLC that are effective and applicable to the Company.
(ff)         Based upon the assumptions and subject to the limitations set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or any documents incorporated by reference therein), the Company believes that it qualified for the exemption from United States federal income tax with respect to its U.S. source gross transportation income from the international operation of ships international transportation income under Section 883 of the Code for the taxable year ending December 31, 2019 and that it will so qualify for its current and all future tax years, provided that less than 50 percent of its common stock is owned by “5-percent shareholders” as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during each such year.

(gg)         Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(hh)         None of the Company Entities has distributed or will distribute, prior to the Closing Date or the Option Closing Date, any offering material in connection with the offering and sale of the Shares other than the Time of Sale Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.
(ii)         Each preliminary prospectus and the Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with, and each such preliminary prospectus and the Prospectus was filed within the time periods required by, the Securities Act and the applicable rules and regulations of the Commission thereunder.
(jj)         The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(kk)         Each of the Company Entities (i) is, and since January 1, 2020 has been, in compliance with, any and all applicable foreign, federal, state and local laws and regulations relating to public or worker health or safety (in respect of Hazardous Materials (as defined below)), pollution or the protection of the environment, including laws or regulations imposing liability or standards of conduct concerning the use, handling, storage or management of any Hazardous Materials (“Environmental Laws”), (ii) has received (or has timely filed all applications and taken other necessary steps required to receive) all permits required of it under applicable Environmental Laws to conduct its respective businesses as presently conducted (“Environmental Permits”) except for any such Environmental Permits that are the responsibility of the counter parties under the applicable customer agreements, including charter agreements,  lease and operate agreements or liquefaction tolling agreements, relating to the Vessels as such agreements are currently in effect (the “Charter Agreements”) and that the Company reasonably expects such counter parties to obtain, (iii) is, and since January 1, 2020 has been, in compliance with all terms and conditions of any such permits and (iv) is not subject to any liability in connection with any known or, to the knowledge of the Company, threatened release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any hazardous, toxic chemical, material, waste or substance regulated under or within the meaning of, or for which liability or standards of conduct may be imposed pursuant to, any applicable Environmental Law.  In the ordinary course of business, the Company Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws

(including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company Entities have reasonably concluded that such associated costs and liabilities relating to the Vessels would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, the parties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course as necessary, the Environmental Permits that are the responsibility of the counter parties to obtain pursuant to the terms of the Charter Agreements.
(ll)          Except as described in the Time of Sale Prospectus and the Prospectus, none of the Company, any of its subsidiaries, directors, officers, employees or, to the knowledge of the Company, any agent, Affiliate (as such term is defined in in Rule 501(b) of Regulation D) or other persons acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries and controlled Affiliates have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(mm)         The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(nn)          Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries (i) is owned 50% or more in the aggregate by one or more individuals or entities that are currently the subject of sanctions administered or enforced by the United States (including those administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), and such persons “Sanctioned Persons” and each such person a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea and Syria) (collectively the “Sanctioned Countries” and each a “Sanctioned Country”) or (iii)  will knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any other manner that would violate any applicable Sanctions. Except as has been disclosed to the Underwriters or is not material to the analysis under any applicable Sanctions, neither the Company nor any of its subsidiaries has knowingly engaged in any unlawful dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in any unlawful dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in violation of any applicable Sanction.
(oo)         Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company is currently the subject of or engaged in any activity in violation of any applicable U.S. sanctions administered by OFAC.
(pp)         Except as provided by applicable law and in the  disclosed debt agreements of the Company Entities, no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Prospectus and the Prospectus.
(qq)         The Company Entities have good title to all personal property described in the Time of Sale Prospectus and the Prospectus, to be owned by the Company Entities, and the Company and, to the knowledge of the Company, the other entities identified on Schedule IV hereto hold the interest in the applicable vessel set forth opposite its name on Schedule IV (“Vessels”), in each case free and clear of all liens except (i) as described, and subject to the limitations contained, in the Time of Sale Prospectus and the Prospectus, or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Time of Sale Prospectus and the Prospectus, if any; provided that with respect to any interest in real property and buildings held under lease by the Company Entities, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). As of the date hereof and, except as described in the Time of Sale Prospectus and the Prospectus, the Company Entities do not own, lease or otherwise have interest in any real property.
(rr)         Each Vessel is duly registered under the laws of the jurisdiction set forth on Schedule IV.
(ss)          Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company Entities own or possess, or expect they can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

(collectively, “Intellectual Property”) necessary to carry on their business in the manner described in the Time of Sale Prospectus and the Prospectus, and (ii) the Company Entities have not received any written notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Company Entities.
(tt)          Except as set forth in the Time of Sale Prospectus and the Prospectus, (i) no labor problem or dispute with the employees of any Company Entity exists or, to the knowledge of the Company, is threatened or imminent, and (ii) none of the Company Entities is aware of any existing or imminent labor disturbance by the employees of any of the Company Entities’ principal suppliers, contractors or customers, which, in case of (i) or (ii), would reasonably be expected to have a Material Adverse Effect.
(uu)         The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. None of the Company or any of its subsidiaries have any reason to believe that they will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
(vv)         Except as described in or contemplated by the Time of Sale Prospectus and the Prospectus, and except for those that are the responsibility of the counterparties to obtain pursuant to the terms of the applicable Charter Agreements, the Company Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their properties and to conduct their business in the manner described in the Time of Sale Prospectus and the Prospectus, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as described in the Time of Sale Prospectus and the Prospectus, the Company Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, the counterparties to the Charter Agreements possess, or reasonably expect to possess in the ordinary course of business as necessary, the Governmental Licenses that are the responsibility of the counterparties to obtain pursuant to the terms of the Charter Agreements.

(ww)         The historical financial statements included in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby and on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved. All disclosures contained in the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(xx)         Ernst & Young LLP, who has audited certain financial statements included or incorporated by reference in the Time of Sale Prospectus and the Prospectus of the Company, and delivered its reports with respect thereto, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
(yy)         No material relationship, direct or indirect, exists between or among the Company Entities, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any of the Company Entities, on the other hand, that is required to be disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus but is not so disclosed.
(zz)         Subsequent to the respective dates as of which information is given in each of the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Time of Sale Prospectus and the Prospectus, respectively.
Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at a purchase price of (i) $8.75 per common share for an aggregate of 569,998 Firm Shares sold by the Underwriters to certain directors and officers of the Company, and (ii) $8.35625 per common share for all other Firm Shares (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,650,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least three business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
3.          [Reserved.]
4.          Payment and Delivery. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 7, 2020, or at such other time on the same or such other date, not later than the second business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the second business day thereafter, as shall be designated in writing by you.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

5.          Conditions to the Underwriters’ Obligations.
The several obligations of the Underwriters are subject to the following conditions:
(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(ii)          there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus or the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.
(b)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement were and are true and correct as of the Applicable Time and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.
(c)          The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Seward & Kissel LLP (“Seward and Kissel”), special U.S. counsel and Republic of The Marshall Islands counsel for the Company, in the form and substance reasonably satisfactory to the Underwriters.
(d)          The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of MJM Limited (“MJM”), special Bermuda counsel for the Company, in the form and substance reasonably satisfactory to the Underwriters.
(e)          The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Watson, Farley & Williams (UK) LLP (“WFW”), special United Kingdom counsel for the Company, in the form and substance reasonably satisfactory to the Underwriters.
(f)          The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Kirkland & Ellis LLP (“Kirkland & Ellis”), counsel for the Underwriters, dated such date, in form and substance reasonably satisfactory to the Underwriters.

(g)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than December 2, 2020.
(h)          The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
(i)          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:
(i)          a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;
(ii)          an opinion of Seward and Kissel, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;
(iii)          an opinion of MJM, special Bermuda counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;
(iv)          an opinion of WFW, special United Kingdom counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;
(v)          an opinion of Kirkland & Ellis, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof;
(vi)          [reserved]; and
(vii)          such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional

Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
6.          Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)          To furnish to you, upon request without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
(b)          Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)          To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)          If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances then existing, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances then existing, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during the period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
(g)          To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, except that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.
(h)          To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants and the Company’s other advisors in connection with the registration, issuance, sale and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation, printing, distribution and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section

6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, which fees and disbursements of counsel shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, which fees and disbursements of counsel shall not exceed $10,000, (v) and all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the document production charges and expenses associated with printing this Agreement, (ix) the reasonable, out-of-pocket fees and expenses of the QIU acting in its capacity as such (provided that the amount payable by the Company pursuant to subsection (x) for the fees and expenses of the QIU acting in its capacity as such shall not exceed $10,000; provided, further, that this subsection (xi) shall not limit or otherwise impact the QIU’s right to indemnification as set forth under Section 8 for acting as the “qualified independent underwriter”) and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(j)          The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of Bermuda or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
(k)          Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.
(l)          To apply the net proceeds from the sale of the Shares in the manner disclosed under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.
The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 45 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which has been otherwise disclosed in the Time of Sale Prospectus and the Prospectus, (c) the grant of awards or the issuance of securities upon the exercise of awards granted pursuant to any incentive compensation plan or arrangement disclosed in the Time of Sale Prospectus and the Prospectus, or (d) the issuance and sale of Common Shares pursuant to, and filing of a registration statement on Form S-8 relating to, any employee benefit plan of the Company in effect at date hereof or (e) the issuance by the Company of up to ten percent of the Common Stock outstanding after the offering of the Shares or any securities convertible into or exercisable or exchangeable for Common Stock in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions.
7.          Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
8.          Indemnity and Contribution.
(a)         The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as promptly as reasonably practicable following the incurrence of such expenses) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) prepared by or consented to in writing by the Company, or the Prospectus or any amendment or supplement thereto, caused by any omission or alleged omission to state therein (in the case of any prospectus, issuer free writing prospectus or road show, in the light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(a)          Each Underwriter and the QIU agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, employees affiliates and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement to any of the foregoing. The Company hereby acknowledges that the only information that the Underwriters and the QIU have furnished to the Company expressly for use in Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto are the statements set forth under the captions “Underwriting (Conflict of Interest)” and “Underwriting” in the Time of Sale Prospectus and the Prospectus, respectively.
(b)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the reasonable expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(c)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Purchase Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The relative benefits received by the QIU with respect to the offering contemplated by this Agreement shall, for purposes of this Section 8(d), be deemed to be equal to the compensation received by the QIU for acting in such capacity. In addition, notwithstanding the other provisions of this Section 8(d), the QIU shall not be required to contribute any amount in excess of the compensation received by the QIU for acting in such capacity.
(d)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the QIU, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
(f)          Without limitation and in addition to its obligation under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless the QIU, its officers and employees and each person, if any, who controls the QIU within the meaning of Section 15 and Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the QIU is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.
(g)          Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(g) in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU in its capacity as a “qualified independent underwriter” and all persons, if any, who control the QIU within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.
9.          Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the Chicago Board of Options

Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or United Kingdom authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
10.          Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
11.          Recognition of the U.S. Special Resolution Regimes.
(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)          As used in this Section 11, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
12.          Entire Agreement.
(a)          This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(a)          The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to,

the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
13.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
14.          Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
15.          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number +1-646-291-1469; and if to the Company shall be delivered, mailed or sent to: c/o Golar Management Limited, 6th Floor, The Zig Zag, 70 Victoria Street,  London, SW1E 6SQ, United Kingdom (telephone no. +44 20 7063 7900), Attention: Karl Fredrik Staubo.
17.          Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(a)          The Company hereby irrevocably appoints Keith Billotti, of Seward & Kissel, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18.          Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Underwriter an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
19.          Taxes. If any sum payable by the Company under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting discounts and commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

Very truly yours, GOLAR LNG LIMITED

By:	/s/ Iain Ross
	Name:	Iain Ross
	Title:	Chief Executive Officer

Accepted as of the date hereof
Citigroup Global Markets Inc.
Acting severally on behalf of themselves and
the several Underwriters named in
Schedule I hereto.

By:	/s/ Christa T. Volpicelli
	Name:	Christa T. Volpicelli
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I
Underwriter	Number of Firm Shares To Be Purchased
Citigroup Global Markets Inc.	5,500,001
Clarksons Platou Securities, Inc.	1,833,333
DNB Markets Inc.	1,833,333
Arctic Securities AS	1,833,333
Total:	11,000,000

SCHEDULE II

Time of Sale Prospectus
1.	Number of Firm Shares: 11,000,000
2.	Number of Additional Shares: 1,650,000
3.	Public offering price: $8.75

SCHEDULE III

Significant Subsidiaries
Name	Jurisdiction of Organization	Ownership
Golar GP LLC – Limited Liability Company	Republic of the Marshall Islands	100%
Golar LNG Energy Limited	Bermuda	100%
Golar LNG 2216 Corporation	Republic of the Marshall Islands	100%
Golar Gandria N.V.	Curaçao (Part of the Kingdom of the Netherlands)	100%
Golar Management Limited	United Kingdom	100%
Golar Management Malaysia SDN. BDG.	Malaysia	100%
Gimi Holding Company Limited	Bermuda	100%
Gimi MS Corporation	Republic of the Marshall Islands	70%
Golar Hilli LLC	Republic of the Marshall Islands	*
Golar Hilli Corp.	Republic of the Marshall Islands	*
Golar Management (Bermuda) Limited	Bermuda	100%
Golar Management D.O.O	Croatia	100%
Golar LNG NB10 Corporation	Republic of the Marshall Islands	100%
Golar LNG NB11 Corporation	Republic of the Marshall Islands	100%
Golar LNG NB12 Corporation	Republic of the Marshall Islands	100%
Golar LNG NB13 Corporation	Republic of the Marshall Islands	100%
Golar Hull M2021 Corp.	Republic of the Marshall Islands	100%
Golar Hull M2022 Corp.	Republic of the Marshall Islands	100%
Golar Hull M2027 Corp	Republic of the Marshall Islands	100%
Golar Hull M2047 Corp.	Republic of the Marshall Islands	100%
Golar Hull M2048 Corp.	Republic of the Marshall Islands	100%
GVS Corporation	Republic of the Marshall Islands	100%
Golar Management Norway AS	Norway	100%
Golar Shoreline LNG Limited	Bermuda	100%
*Ownership interest of 44.6% of the common units; 89.1% of the Series A Special Units; and 89.1% of the Series B Special Units in Golar Hilli LLC. Golar Hilli LLC holds a 100% interest in Golar Hilli Corp.

The above table excludes mention of the lessor variable interest entities (“lessor VIEs”) that we have leased vessels from under finance leases. The lessor VIEs are wholly owned, newly formed special purpose vehicles (“SPVs”) of financial institutions. We do not hold any equity investments in these SPVs.

SCHEDULE IV

Vessels
Vessel	Owner (Ownership Interest)	Jurisdiction of Registration
LNG Croatia (formerly Golar Viking)	GVS Corporation (bareboat charter interest)	Republic of the Marshall Islands
Golar Arctic	Golar LNG 2216 Corporation (100% ownership)	Republic of the Marshall Islands
Gimi	Gimi MS Corporation (100% ownership)	Republic of the Marshall Islands
Hilli Episeyo	Hilli Corp (bareboat charter interest)	Republic of the Marshall Islands
Gandria	Golar Gandria N.V. (100% ownership)	Republic of the Marshall Islands
Golar Seal	Golar Hull M2021 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Crystal	Golar Hull M2022 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Bear	Golar Hull M2027 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Glacier	Golar LNG NB10 Corporation (bareboat charter interest)	Republic of the Marshall Islands
Golar Frost	Golar LNG NB12 (100% ownership)	Republic of the Marshall Islands
Golar Snow	Golar Hull M2047 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Ice	Golar Hull M2048 Corp. (bareboat charter interest)	Republic of the Marshall Islands
Golar Tundra	Golar LNG NB13 Corporation (bareboat charter interest)	Republic of the Marshall Islands
Golar Kelvin	Golar LNG NB11 Corporation (bareboat charter interest)	Republic of the Marshall Islands

SCHEDULE V

Iain Ross
Karl Fredrik Staubo
Øistein Dahl
Olve Skjeggedal
Dan Rabun
Tor Olav Trøim
Thorleif Egeli
Carl Steen
Lori Wheeler Naess
Niels Stolt-Nielsen
Georgina Sousa

EXHIBIT A
FORM OF LOCK-UP LETTER
_______, 2020
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:

As an inducement to Citigroup Global Markets Inc. (the “Underwriter”) to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of the share capital of the Company, par value $1.00 (the “Securities”), of Golar LNG Limited, a Bermuda exempted company, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Underwriting Agreement.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 45 days after the date of the prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

The restrictions in this Lock-Up Agreement shall not apply to: (a) Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (b) any Securities or securities convertible into or exchangeable or exercisable for any Securities acquired by the undersigned in the open market, (c) any transfer of Securities or securities convertible into or exchangeable or exercisable for any Securities as a bona fide gift or to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members or, in the case of an entity, to any entity controlling, controlled by or under common control with such entity, provided that (i) the donee or transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, showing a reduction in ownership shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), (d) the pledge, hypothecation or other granting of a security interest in any Securities or securities convertible into or exchangeable or exercisable for any Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer to such lending institution upon foreclosure upon such Securities or securities (provided that no subsequent transfer or sale of Securities or such securities by such lending institution shall be made prior to the date that is 45 days following the Public Offering Date), (e) any distribution of any Securities or securities convertible into or exchangeable or exercisable for any Securities to members, partners, stockholders or other equity holders of the undersigned and any transfer of any shares of any such Securities or securities to the undersigned’s affiliates or any other entity controlled or managed by the undersigned of affiliates of the undersigned, provided that (i) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (ii) no filing by any party under the Exchange Act or otherwise showing a reduction in ownership shall be voluntarily made in connection with such transfer, (f) any transfer or action pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change in control of the Company; provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to this Lock-Up Agreement and (g) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, including any Securities withheld by the Company to pay the applicable exercise price or taxes associated with such awards (provided that (i) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting (other than Section 16 filings under the Exchange Act)  and (ii) any Securities received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to this Lock-Up Agreement).  For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares, the undersigned shall be released from all obligations under this Lock-Up Agreement.  Further, this Lock-Up Agreement shall lapse and become null and void if the Underwriting Agreement has not been executed on or before

December 7, 2020. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours, .................................................... [Name of officer or director

Signature Page to Lock-Up Letter